UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2014

MAVENIR SYSTEMS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-36171	61-1489105
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1700 International Parkway, Suite 200 Richardson, Texas	75081
(Address of Principal Executive Offices)	(Zip Code)

(469) 916-4393

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The 2014 Annual Meeting of Stockholders of Mavenir Systems, Inc. (the “Company” or “Mavenir”) was held on June 18, 2014, in Richardson, Texas. The following are the final voting results and a brief description of each matter submitted to the Company’s stockholders at that meeting. Each matter is described in more detail in the Company’s Proxy Statement.

Proposal 1: Election of Directors. The stockholders of the Company elected each of the following Class I director nominees nominated by the Company’s Board of Directors. Class I directors are eligible to serve a three-year term, that is, until the 2017 annual meeting of stockholders or until their successors are duly elected and qualified. The following is a tabulation of voting results with respect to each director nominee.

	For	Withheld	Broker Non-Votes
Jeffrey P. McCarthy	19,571,629	182	555,969
Vivek Mehra	19,571,629	182	555,969

Proposal 2: Ratification of the Appointment of Independent Registered Public Accounting Firm. The Company’s stockholders ratified the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014 by the following vote:

For	Against	Abstain	Broker Non-Votes
20,114,364	8,148	7,768	0

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

Date: June 20, 2014	MAVENIR SYSTEMS, INC.

	By:	/s/ Terry Hungle
	Name:	Terry Hungle
	Title:	Chief Financial Officer